SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of The
                         Securities Exchange Act of 1934


                     Date of Report (Date of earliest event
                                   reported):
                                January 31, 1999

                           SNYDER COMMUNICATIONS, INC.
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             (Exact name of Registrant as specified in its charter)


          Delaware                    1-12145                     52-1983617
          --------                    -------                     ----------
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
      of incorporation)                                      Identification No.)


                   Two Democracy Center, 6903 Rockledge Drive
                      15th Floor, Bethesda, Maryland 20817
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               (Address of principal executive offices) (Zip Code)


                               (301) 468-1010
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              (Registrant's telephone number, including area code)


                                 Not applicable
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           (Former name or former address, if changed since last report.)



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ITEM 5.   OTHER EVENTS


Post-Merger Financial Results


         The following is a summary of certain interim financial information of Snyder Communications, Inc. (the "Company"), on a consolidated basis, reflecting the combined operations of the Company, including Echo Marketing, Inc. ("Echo"). The Company acquired Echo in December 1998, and the acquisition was accounted for as pooling of interests transaction for financial reporting purposes. For the month ended January 31, 1999, the Company recorded $67.6 million in consolidated net revenues and $5.7 million in consolidated net income. The Company had weighted average basic and diluted shares outstanding of 71.6 million and 73.8 million, respectively, for the month ended january 31, 1999.

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                   SNYDER COMMUNICATIONS, INC.
                                                           (Registrant)





Date:  March 1, 1999                       By:  /s/ Michele D. Snyder
       -------------                            ------------------
                                                 Michele D. Snyder
                                                 Vice Chairman, President
                                                 and Chief Operating Officer



Date:  March 1, 1999                       By:  /s/ A. Clayton Perfall
     ---------------                            -------------------
                                                A. Clayton Perfall
                                                Chief Financial Officer